UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

The KEYW Holding Corporation

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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THE KEYW HOLDING CORPORATION

SUPPLEMENT TO PROXY STATEMENT DATED APRIL 6, 2018

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 10, 2018

This Supplement provides updated information with respect to the 2018 Annual Meeting of Stockholders (the “Annual Meeting”) of The KeyW Holding Corporation (the “Company”) to be held on May 10, 2018.

On April 6, 2018, the Company commenced mailing a Notice of Annual Meeting of Stockholders and Definitive Proxy Statement (the “Notice and Proxy Statement”) for the Annual Meeting. This Supplement provides updated and corrected information regarding audit and other fees of the Company’s principal accountants in the fiscal years ended December 31, 2016 and 2017. Please read this Supplement in conjunction with the Notice and Proxy Statement.

The Company has updated and corrected the section of the Notice and Proxy Statement entitled “Relationship with Independent Registered Public Accounting Firm” to, among other items, include the fees of Grant Thornton LLP (“Grant”) for its services rendered in the period from January 1, 2017 to the Company’s dismissal of Grant on March 17, 2017. The amended section is set forth in its entirety below.

RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

With respect to the year ended December 31, 2016, the Company used Grant as its principal accountant. On March 17, 2017, the Audit Committee dismissed Grant as the Company’s principal accountant. On March 17, 2017, the Audit Committee approved the appointment of Deloitte & Touche LLP (“Deloitte”) to serve as the Company’s principal accountant with respect to the year ending December 31, 2017.

Representatives of Deloitte will be present at the Annual Meeting, will have the opportunity to make a statement if they desire, and will be available to respond to appropriate questions.

The following table shows the fees that were billed to the Company for professional services rendered by Deloitte and Grant (prior to its dismissal) in the fiscal year ended December 31, 2017 and by Grant in the fiscal year ended December 31, 2016.

	2017			2016
Fee Category	Deloitte	Grant	Total	Total
(In thousands)
Audit Fees	$1,199	$588	$1,787	$936
Audit-Related Fees	—	—	—	—
Tax Fees	—	—	—	—
All Other Fees	—	—	—	—
Total Fees	$1,199	$588	$1,787	$936

Audit Fees

This category includes fees for the audit of the Company’s annual financial statements and review of financial statements included in the quarterly reports on Form 10-Q, as well as review of offering documents and provision of comfort letters to underwriters in connection with the Company’s January 2017 common stock offering.

Audit-Related Fees

This category includes fees for assurance and related services that are reasonably related to the performance of the audit or review of the Corporation’s financial statements and are not included above under “Audit Fees”.

Tax Fees

This category includes aggregate fees for professional services for tax compliance, tax advice and tax planning.

All Other Fees

This category includes fees for products and services provided by the principal accountant that are not included in the services reported above.

Pre-Approval of Services

The Audit Committee pre-approves all services, including both audit and non-audit services, provided by the Company’s independent accountants. For audit services, each year the independent auditor provides the Committee with an engagement letter outlining the scope of the audit services proposed to be performed during the year, which must be formally accepted by the Committee before the audit commences. The independent auditor also submits an audit services fee proposal, which also must be approved by the Committee before the audit commences.

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Voting Matters

If you have already returned your proxy card or provided voting instructions, you do not need to take any action unless you wish to change your vote.

The proxy card included with the Notice and Proxy Statement remains valid, and no new proxy cards will be distributed.  If you have not yet returned your proxy card or submitted your voting instructions, please complete the proxy card or submit voting instructions so that your vote will be counted at the Annual Meeting.

None of the proposals set forth in the Notice and Proxy Statement, or votes cast thereon, are affected by this Supplement.  Information regarding how to vote your shares, or change your vote, is available in the Proxy Statement. The Notice and Proxy Statement and this Supplement are available at www.proxyvote.com.

This Supplement is being made available on or about May 4, 2018.